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                               EXHIBIT (21)



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                                 EXHIBIT 21

                             List of Subsidiaries
                                     of

                                Rollins, Inc.


The following list sets forth subsidiaries of Rollins, Inc. Each corporation whose name is indented is a wholly-owned subsidiary of the corporation next above which is not indented.


                 NAME                         STATE OF INCORPORATION
                 ----                         ----------------------

Orkin Exterminating Company, Inc.                     Delaware

     Orkin Systems, Inc.                              Delaware
     Dettelbach Pesticide Corporation                 Georgia
     Kinro Advertising Company                        Delaware
     Orkin Expansion, Inc.                            Delaware
     Orkin S.A. de C.V.                               Mexico

Rollins Continental, Inc.                             New York

Rollins Expansion, Inc.                               Delaware

Rollins Supply, Inc.                                  Delaware

Red Diamond Insurance Co.                             Vermont